Exhibit 5.01


                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                               COUNSELLORS AT LAW

                           1211 AVENUE OF THE AMERICAS
                             NEW YORK, NY 10036-8735
                                 (212) 704-6000
                                  CABLE LAWPARK            175 GREAT NECK ROAD
                               FAX (212) 704-6288          GREAT NECK, NY 11021
                                  TELEX 640347                (516) 482-4422
                                                            FAX (516) 482-4469

                                                     WRITER'S DIRECT DIAL NUMBER


                                  May 28, 1996


Star Multi Care Services, Inc.
99 Railroad Station
Hicksville, New York 11801

Gentlemen:

         We have acted as counsel to Star Multi Care Services, Inc. (the "Registrant") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 50,562 shares of Common Stock, par value $.001 per share, of the Registrant (the "Shares"), subject to the Registrant's 1991 Incentive Stock Option Plan (the "Plan").

         In connection with the foregoing, we have examined, among other things, the Plan, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Registrant.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the exercise of options granted or to be granted under the Plan will be, when issued pursuant to the provisions of the Plan, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Parker Chapin Flattau & Klimpl, LLP
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                                        Parker Chapin Flattau & Klimpl, LLP